Exhibit (a)(7)

                             ARTICLES SUPPLEMENTARY
                        CREATING AND FIXING THE RIGHTS OF
               ____% TAX-ADVANTAGED CUMULATIVE PREFERRED STOCK OF
                             ROYCE VALUE TRUST, INC.

          ROYCE VALUE TRUST, INC., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the Corporation, the Board of Directors has authorized the issuance of a series of 10,000,000 shares of preferred stock, par value $.001 per share, of the Corporation designated as the "____% Tax-Advantaged Cumulative Preferred Stock" (the "Cumulative Preferred Stock") and has provided for the issuance of shares of such series.

          SECOND: The preferences, voting powers, rights, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares of the Cumulative Preferred Stock of the Corporation, as set by the Board of Directors, are as follows:

                                   DEFINITIONS

          Unless the context or use indicates another or different meaning or intent, the following terms when used in these Articles Supplementary shall have the meanings set forth below, whether such terms are used in the singular or plural and regardless of their tense:

          "Accountant's  Confirmation"*  means  a  letter  from  an  Independent
           --------------------------
Accountant delivered to Moody's with respect to certain Basic Maintenance Reports substantially to the effect that:

                         (i) the  Independent  Accountant  has  read  the  Basic
                    Maintenance Report for the current Quarterly Valuation Date and a randomly selected Basic Maintenance Report prepared by the Corporation during the quarter ending on such Quarterly Valuation Date (the "Reports");

                         (ii) with respect to the issue size compliance,  issuer
                    diversification and industry diversification calculations, such calculations and the resulting Market Value of Moody's Eligible Assets and Portfolio Calculation are numerically correct;

                         (iii) with respect to the calculation of the Basic Maintenance Amount, such calculation has been compared with the definition of Basic Maintenance Amount in these Articles Supplementary and is calculated in accordance with such definition and the results of such calculation have been recalculated and are numerically correct;

                         (iv) with  respect to the excess or  deficiency  of the
                    Portfolio Calculation when compared to the Basic Maintenance Amount calculated for Moody's, the results of the calculation set forth in the Reports have been recalculated and are numerically correct;

                         (v) with  respect  to the  Moody's  and S&P  ratings on
                    corporate bonds, convertible corporate bonds and preferred stock, issuer name, issue size and coupon or dividend rate listed in the Reports, that information has been traced and agrees with the information listed in the applicable guides of the respective rating agencies (in the event such information does not agree or such information is not listed in the applicable guides of the respective rating agencies, the Independent Accountant will inquire of the rating agencies what such information is, and provide a listing in its letter of such differences, if any);

                         (vi) with  respect  to the lower of two bid  prices (or
                    alternative permissible factors used in calculating the Market Value as provided by these Articles Supplementary) provided by the custodian of the Corporation's assets for purposes of valuing securities in the portfolio, the Independent Accountant has traced the price used in the Reports to the lower of the two bid prices listed in the report provided by such custodian and verified that such information agrees (in the event such information does not agree, the Independent Accountant will provide a listing in its letter of such differences); and

                         (vii) with respect to the  description of each security
                    included in the Reports, the description of Moody's Eligible Assets has been compared to the definition of Moody's Eligible Assets contained in these Articles Supplementary, and the description as appearing in the Reports agrees with the definition of Moody's Eligible Assets as described in these Articles Supplementary.

          Each such letter may state: such Independent Accountant has made no independent verification of the accuracy of the description of the investment securities listed in the Reports or the Market Value of those securities nor have they performed any procedures other than those specifically outlined above for the purposes of issuing such letter; unless otherwise stated in the letter, the procedures specified therein were limited to a comparison of numbers or a verification of specified computations applicable to numbers appearing in the Reports and the schedule(s) thereto; the foregoing procedures do not constitute an examination in accordance with generally accepted auditing standards and the Reports discussed in the letter do not extend to any of the Corporation's financial statements taken as a whole; such Independent Accountant does not express an opinion as to whether such procedures would enable such Independent Accountant to determine that the methods followed in the preparation of the Reports would correctly determine the Market Value or Discounted Value of the investment portfolio; accordingly, such Independent Accountant expresses no opinion as to the information set forth in the Reports or in the schedule(s) thereto and make no representation as to the sufficiency of the procedures performed for the purposes of these Articles Supplementary.

          Such letter shall also state that the Independent Accountant is a "independent accountant" with respect to the Corporation within the meaning of the Securities Act of 1933, as amended, and the related published rules and regulations thereunder.

          "Adviser" means Royce & Associates, Inc., a New York corporation.
           -------

          "Asset Coverage" means asset coverage,  as defined in Section 18(h) of
           --------------
the 1940 Act, of at least 200%, or such higher percentage as may be required under the 1940 Act, with respect to all outstanding senior securities of the Corporation which are stock, including all outstanding shares of Cumulative Preferred Stock.

          "Asset  Coverage Cure Date" means,  with respect to the failure by the
           -------------------------
Corporation to maintain the Asset Coverage (as required by paragraph 5(a)(i) of Article II hereof) as of the last Business Day of each March, June, September and December of each year, 60 calendar days following such Business Day.

          "Basic  Maintenance  Amount"*  means,  as of any Valuation  Date,  the
           --------------------------
dollar amount equal to (i) the sum of (A) the product of the number of shares of Cumulative Preferred Stock outstanding on such Valuation Date multiplied by the Liquidation Preference; (B) to the extent not included in (A), the aggregate amount of cash dividends (whether or not earned or declared) that will have accumulated for each outstanding share of Cumulative Preferred Stock from the most recent Dividend Payment Date to which dividends have been paid or duly provided for (or, in the event the Basic Maintenance Amount is calculated on a date prior to the initial Dividend Payment Date with respect to the Cumulative Preferred Stock, then from the Date of Original Issue) through the Valuation Date plus all dividends to accumulate on the Cumulative Preferred Stock then outstanding during the 70 days following such Valuation Date; (C) the amount referred to in clauses (i)(A) plus (i)(B) of the definition "Basic Maintenance Amount" in Article I of the 7.80% Preferred Articles; (D) the Corporation's other liabilities due and payable as of such Valuation Date (except that dividends and other distributions payable by the Corporation by the issuance of Common Stock shall not be included as a liability) and such liabilities projected to become due and payable by the Corporation during the 90 days following such Valuation Date (excluding liabilities for investments to be purchased and for dividends and other distributions not declared as of such Valuation Date); (E) any current liabilities of the Corporation as of such Valuation Date to the extent not reflected in any of (i)(A) through (i)(D) (including, without limitation, and immediately upon determination, any amounts due and payable by the Corporation pursuant to reverse repurchase agreements and any payables for assets purchased as of such Valuation Date) less (ii) (A) the Discounted Value of any of the Corporation's assets and/or (B) the face value of any of the Corporation's assets if, in the case of both (ii)(A) and (ii)(B), such assets are either cash or securities which mature prior to or on the date of redemption or repurchase of Cumulative Preferred Stock and/or 7.80% Preferred or payment of another liability and are either U.S. Government Obligations or securities which have a rating assigned by Moody's of at least Aaa, P-1, VMIG-1 or MIG-1 or by S&P of at least AAA, SP-1+ or A-1+, in both cases irrevocably held by the Corporation's custodian bank in a segregated account or deposited by the Corporation with the Paying Agent for the payment of the amounts needed to redeem or repurchase Cumulative Preferred Stock and/or 7.80% Preferred subject to redemption or repurchase or any of (i)(B) through (i)(E) and provided that in the event the Corporation has repurchased Cumulative Preferred Stock at a price of less than the Liquidation Preference thereof and/or 7.80% Preferred at a price of less than the Liquidation Preference thereof as defined in the 7.80% Preferred Articles and irrevocably segregated or deposited assets as described above with its custodian bank or the Paying Agent for the payment of the repurchase price the Corporation may deduct 100% of the Liquidation Preference of such Cumulative Preferred Stock to be repurchased and/or 100% of the Liquidation Preference of such 7.80% Preferred to be repurchased from (i) above.

          "Basic Maintenance Amount Cure Date"* means 14 calendar days following
           ----------------------------------
a Valuation Date, such date being the last day upon which the Corporation's failure to comply with paragraph 5(a)(ii)(A) of Article II hereof could be cured.

          "Basic  Maintenance  Report"*  means a report signed by the President,
           --------------------------
the Treasurer or any Vice President of the Corporation which sets forth, as of the related Valuation Date, the assets of the Corporation, the Market Value and Discounted Value thereof (seriatim and in the aggregate), and the Basic Maintenance Amount.

          "Board of Directors" means the Board of Directors of the Corporation.
           ------------------

          "Business  Day"  means a day on which the New York Stock  Exchange  is
           -------------
open for trading and that is neither a Saturday, Sunday nor any other day on which banks in the City of New York are authorized by law to close.

          "Charter"  means  the  Articles  of  Incorporation,   as  amended  and
           -------
supplemented (including these Articles Supplementary and the 7.80% Preferred Articles), of the Corporation on file in the State Department of Assessments and Taxation of Maryland.

          "Common Stock" means the Common Stock,  par value $.001 per share,  of
           ------------
the Corporation.

          "Corporation"   shall  mean  Royce  Value  Trust,   Inc.,  a  Maryland
           -----------
corporation.

          "Cumulative Preferred Stock" means the ____% Tax-Advantaged Cumulative
          --------------------------
Preferred Stock, par value $.001 per share, of the Corporation.

          "Date of Original Issue" shall have the meaning set forth in paragraph
          -----------------------
1(a) of Article II hereof.

          "Deposit Securities" means cash,  Short-Term Money Market  Instruments
          -------------------
and U.S. Government Obligations. Except for determining whether the Corporation has a Portfolio Calculation equal to or greater than the Basic Maintenance Amount, each Deposit Security shall be deemed to have a value equal to its principal or face amount payable at maturity plus any interest payable thereon after delivery of such Deposit Security but only if payable on or prior to the applicable payment date in advance of which the relevant deposit is made.

          "Discounted Value"* means,  with respect to a Moody's  Eligible Asset,
          -----------------
the quotient of (A) in the case of non-convertible fixed income securities, the lower of the principal amount and the Market Value thereof, or (B) in the case of any other Moody's Eligible Assets, the Market Value thereof, divided by the applicable Moody's Discount Factor.

          "Dividend  Payment  Date"  with  respect to the  Cumulative  Preferred
           -----------------------
Stock, means any date on which dividends are payable thereon pursuant to the provisions of paragraph 1(a) of Article II hereof.

          "Dividend  Period" shall have the meaning set forth in paragraph  1(a)
           ----------------
of Article II hereof.

          "Independent Accountant"* means a nationally recognized accountant, or
           ----------------------
firm of accountants, that is with respect to the Corporation an independent public accountant or firm of independent public accountants under the Securities Act of 1933, as amended.

          "Liquidation Preference" shall have the meaning set forth in paragraph
           ----------------------
2(a) of Article II hereof with respect to the Cumulative Preferred Stock and paragraph 2(a) of Article II of the 7.80% Preferred Articles with respect to the 7.80% Preferred.

          "Market Value"*  means the amount  determined by State Street Bank and
           ------------
Trust Company (so long as prices are provided to it by Telekurs N.A., Inc. or another pricing service approved by Moody's in writing), or, if Moody's agrees in writing, the then bank custodian of the Corporation's assets or such other party approved by Moody's in writing, with respect to specific Moody's Eligible Assets of the Corporation, as follows: Securities listed on an exchange or on the Nasdaq System shall be valued on the basis of the last reported sale on the Valuation Date or, if no sale is reported for such Valuation Date, then at their electronically-reported bid price for such day for exchange-listed securities and at the average of their electronically-reported bid and asked prices for such Valuation Date for Nasdaq System securities. Quotations shall be taken from the market where the security is primarily traded. Bonds and other fixed income securities may be valued by reference to other securities with comparable ratings, interest rates and maturities, using established independent pricing services.

         Notwithstanding the foregoing, "Market Value" may, at the option of the Corporation, mean the amount determined with respect to specific Moody's Eligible Assets of the Corporation in the manner set forth below:

          as to any corporate bond or convertible corporate bond which is a Moody's Eligible Asset, (1) the product of (A) the unpaid principal balance of such bond as of the Valuation Date and (B)(1) if the bond is traded on a national securities exchange or quoted on the NASDAQ System, the last sales price reported on the Valuation Date or (2) if there was no reported sales price on the Valuation Date or if the bond is not traded on a national securities exchange or quoted on the NASDAQ System, the lower of two bid prices for such bond provided by two recognized securities dealers with a minimum capitalization of $25,000,000 (or otherwise approved for such purpose by Moody's) or by one such securities dealer and any other source (provided that the utilization of such source would not adversely affect Moody's then-current rating of the Cumulative Preferred Stock) to the custodian of the Corporation's assets, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Corporation by any such means by such custodian, plus (ii) accrued interest on such bond or, if two bid prices cannot be obtained, such Moody's Eligible Asset shall have a Market Value of zero;

          as to any common or preferred stock which is a Moody's Eligible Asset,
          (1) if the stock is traded on a national securities exchange or quoted on the NASDAQ System, the last sales price reported on the Valuation Date or (ii) if there was no reported sales price on the Valuation Date, the lower of two bid prices for such stock provided by two recognized securities dealers with a minimum capitalization of $25,000,000 (or otherwise approved for such purpose by Moody's) or by one such securities dealer and any other source (provided that the utilization of such source would not adversely affect Moody's then-current rating of the Cumulative Preferred Stock) to the custodian of the Corporation's assets, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Corporation by any such means by such custodian, or, if two bid prices cannot be obtained, such Moody's Eligible Asset shall have a Market Value of zero;

          the product of (1) as to U.S. Government Obligations, Short Term Money Market Instruments (other than demand deposits, federal funds, bankers' acceptances and next Business Day's repurchase agreements) and commercial paper, the face amount or aggregate principal amount of such U.S. Government Obligations or Short Term Money Market Instruments, as the case may be, and (ii) the lower of the bid prices for the same kind of securities or instruments, as the case may be, having, as nearly as practicable, comparable interest rates and maturities provided by two recognized securities dealers having minimum capitalization of $25,000,000 (or otherwise approved for such purpose by Moody's) or by one such securities dealer and any other source (provided that the utilization of such source would not adversely affect Moody's then-current rating of the Cumulative Preferred Stock) to the custodian of the Corporation's assets, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Corporation by any such means by such custodian, or, if two bid prices cannot be obtained, such Moody's Eligible Asset will have a Market Value of zero;

          as to cash, demand deposits, federal funds, bankers' acceptances and next Business Day's repurchase agreements included in Short Term Money Market Instruments, the face value thereof.

         "Moody's" means Moody's Investors Service, Inc., or its successor.

         "Moody's Discount Factor"* means, with respect to a Moody's Eligible Asset specified below, the following applicable number:


                                                                                                  Moody's
Type of Moody's Eligible Asset:                                                            Discount Factor:
------------------------------                                                             ---------------
Moody's Short-Term Money Market Instruments
        (other than U.S. Government Obligations set forth below) and other commercial paper:

Demand or time deposits,
        certificates of deposit and bankers' acceptances includible in Moody's
        Short-Term Money Market Instruments....................................                  1.00

Commercial paper rated P-1 by Moody's
        maturing in 30 days or less............................................                  1.00

Commercial paper rated P-1 by Moody's
        maturing in more than 30 days but in 270 days or less..................                  1.15

Commercial paper rated A-1+ by S&P
        maturing in 270 days or less...........................................                  1.25

Repurchase obligations includible in Moody's
        Short-Term Money Market Instruments if term is less than 30 days and counterparty is rated at least A2......................................
                                                                                                 1.00

Other repurchase obligations...................................................     Discount Factor applicable to
                                                                                    underlying assets

Common stocks..................................................................                  3.00


Preferred stocks:

        Auction rate preferred stocks..........................................                  3.50
        Other preferred stocks issued by issuers
                 in the financial and industrial industries....................
        Other preferred stocks issued by issuers                                                 2.35
                 in the utilities industry.....................................
                                                                                                 1.60
U.S. Government Obligations (other than U.S.

        Treasury Securities Strips set forth below) with remaining terms to maturity of:

        1 year or less.........................................................
        2 years or less........................................................                  1.08
        3 years or less........................................................                  1.15
        4 years or less........................................................                  1.20
        5 years or less........................................................                  1.26
        7 years of less........................................................                  1.31
        10 years or less.......................................................                  1.40
        15 years or less.......................................................                  1.48
        20 years or less.......................................................                  1.54
        30 years or less.......................................................                  1.61
                                                                                                 1.63

U.S. Treasury Securities Strips with
        remaining terms to maturity of:

        1 year or less.........................................................                  1.08
        2 years or less........................................................                  1.16
        3 years or less........................................................                  1.23
        4 years or less........................................................                  1.30
        5 years or less........................................................                  1.37
        7 years or less........................................................                  1.51
        10 years or less.......................................................                  1.69
        15 years or less.......................................................                  1.99
        20 years or less.......................................................                  2.28
        30 years or less.......................................................                  2.56


Corporate bonds:

Corporate bonds rated Aaa with remaining terms to maturity of:

        1 year or less.........................................................                  1.14
        2 years or less........................................................                  1.21
        3 years or less........................................................                  1.26
        4 years or less........................................................                  1.32
        5 years or less........................................................                  1.38
        7 years or less........................................................                  1.47
        10 years or less.......................................................                  1.55
        15 years or less.......................................................                  1.62
        20 years or less.......................................................                  1.69
        30 years or less.......................................................                  1.71

Corporate bonds rated Aa with remaining terms to maturity of:

        1 year or less.........................................................                  1.19
        2 years or less........................................................                  1.26
        3 years or less........................................................                  1.32
        4 years or less........................................................                  1.38
        5 years or less........................................................                  1.44
        7 years or less........................................................                  1.54
        10 years or less.......................................................                  1.63
        15 years or less.......................................................                  1.69
        20 years or less.......................................................                  1.77
        30 years or less.......................................................                  1.79

Corporate bonds rated A with remaining terms to maturity of:

        1 year or less.........................................................                  1.24
        2 years or less........................................................                  1.32
        3 years or less........................................................                  1.38
        4 years or less........................................................                  1.45
        5 years or less........................................................                  1.51
        7 years or less........................................................                  1.61
        10 years or less.......................................................                  1.70
        15 years or less.......................................................                  1.77
        20 years or less.......................................................                  1.85
        30 years or less.......................................................                  1.87

Convertible corporate bonds with senior debt securities rated Aa issued by the following types of issuers:

        Utility................................................................
        Industrial.............................................................                  1.80
        Financial..............................................................                  2.97
        Transportation.........................................................                  2.92
                                                                                                 4.27

Convertible corporate bonds with senior debt securities rated A issued by the following types of issuers:

        Utility................................................................
        Industrial.............................................................                  1.85
        Financial..............................................................                  3.02
        Transportation.........................................................                  2.97
                                                                                                 4.32

Convertible corporate bonds with senior debt securities rated Baa issued by the following types of issuers:

        Utility................................................................
        Industrial.............................................................                  2.01
        Financial..............................................................                  3.18
        Transportation.........................................................                  3.13
                                                                                                 4.48

Convertible corporate bonds with senior debt securities rated Ba issued by the following types of issuers:

        Utility................................................................
        Industrial.............................................................                  2.02
        Financial..............................................................                  3.19
        Transportation.........................................................                  3.14
                                                                                                 4.49

Convertible corporate bonds with senior debt securities rated B1 or B2 issued by the following types of issuers:

        Utility................................................................
        Industrial.............................................................                  2.12
        Financial..............................................................                  3.29
        Transportation.........................................................                  3.24
                                                                                                 4.59

        "Moody's Eligible Assets"* means:
         -----------------------

                         (i) cash (including, for this purpose,  receivables for
                    investments  sold  to  a  counterparty   whose  senior  debt
                    securities   are  rated  at  least  Baa3  by  Moody's  or  a
                    counterparty  approved by Moody's  and  payable  within five
                    Business Days  following  such  Valuation Date and dividends and interest receivable within 70 days on investments);

                         (ii) Short-Term Money Market Instruments;

                         (iii) commercial paper that is not includible as a Short-Term Money Market Instrument having on the Valuation
                    Date a rating from Moody's of at least P-1 and maturing within 270 days;

                         (iv)  preferred  stocks (A) which either (1) are issued
                    by issuers whose senior debt  securities  are rated at least
                    Baa1 by Moody's or (2) are rated at least  "baa3" by Moody's
                    (or in the  event an  issuer's  senior  debt  securities  or preferred  stock is not rated by Moody's,  which  either (1)
                    are issued by an issuer  whose  senior debt  securities  are rated at  least A by S&P or (2) are  rated at least A by S&P and for this purpose have been assigned a Moody's equivalent rating of at least  "baa3"),  (B) of issuers which have (or,
                    in  the  case  of   issuers   which  are   special   purpose
                    corporations,  whose  parent  companies  have)  common stock listed on the New York Stock  Exchange or the American Stock
                    Exchange,  (C) which have a minimum  issue size (when  taken together with other of the issuer's issues of similar tenor)
                    of   $50,000,000,   (D)  which  have  paid  cash   dividends
                    consistently during the preceding  three-year period (or, in the case of new issues without a dividend history, are rated at least "a1" by Moody's  or, if not rated by  Moody's,  are rated at least AA by S&P),  (E)  which pay  cumulative  cash dividends  in U.S.  dollars,  (F) which are not  convertible into  any  other  class of  stock  and do not have  warrants attached,  (G)  which  are  not  issued  by  issuers  in the transportation  industry and (H) in the case of auction rate preferred stocks,  which are rated at least "aa" by Moody's, or if not  rated  by  Moody's,  AAA by S&P or are  otherwise approved  in writing by Moody's  and have never had a failed auction;  provided,  however,  that  for  this  purpose  the aggregate  Market  Value of the  Company's  holdings  of any issue of preferred stock shall not be less than $500,000 nor more than $5,000,000;

                         (v)  common  stocks  (A) (i)  which  are  traded in the
                    United  States on a national  securities  exchange or in the
                    over-the-counter   market,  (ii)  which,  if  cash  dividend
                    paying, pay cash dividends in U.S. dollars,  and (iii) which
                    may  be  sold  without   restriction  by  the   Corporation;
                    provided,  however,  that (1) common  stock  which,  while a
                    Moody's  Eligible  Asset  owned by the  Corporation,  ceases
                    paying  any  regular  cash   dividend   will  no  longer  be
                    considered a Moody's  Eligible Asset until 71 days after the date of the  announcement  of  such  cessation,  unless  the issuer of the common stock has senior debt securities  rated at least A3 by Moody's and (2) the aggregate Market Value of the Corporation's holdings of the common stock of any issuer shall not exceed 4% in the case of utility  common stock and
                    6% in the case of non-utility  common stock of the number of outstanding  shares  times the Market  Value of such  common stocks,  and (B) which  are  securities  denominated  in any currency other than the U.S. dollar or securities of issuers formed under the laws of jurisdictions other than the United
                    States,   its   states,   commonwealths,   territories   and
                    possessions,  including the District of Columbia,  for which there are  dollar-denominated  American  Depository Receipts
                    ("ADRs") which are traded in the United States on a national securities  exchange or in the  over-the-counter  market and are  issued by banks  formed  under  the laws of the  United
                    States,   its   states,   commonwealths,   territories   and
                    possessions,  including the District of Columbia;  provided,
                    however,   that   the   aggregate   Market   Value   of  the
                    Corporation's   holdings  of   securities   denominated   in
                    currencies  other than the U.S. dollar and ADRs in excess of
                    (i) 6% of the  aggregate  market  value  of the  outstanding shares of common  stock and ADRs of the  issuer  thereof  or
                    (ii) 10% of the Market Value of Moody's Eligible Assets with respect to issuers  formed under the laws of any single such
                    non-U.S.  jurisdiction,   other   than  Australia,  Belgium,
                    Canada, Denmark,  Finland, France, Germany,  Ireland, Italy,
                    Japan, the Netherlands,  New Zealand, Norway, Spain, Sweden,
                    Switzerland and the United  Kingdom,  shall not be a Moody's
                    Eligible Asset;

                         (vi) U.S. Government Obligations;

                         (vii) corporate bonds (A) which may be sold without restriction by the Corporation and are rated at least B3
                    (Caa subordinate) by Moody's (or, in the event the bond is not rated by Moody's, the bond is rated at least BB- by S&P and which for this purpose is assigned a Moody's equivalent rating of one full rating category lower), with such rating confirmed on each Valuation Date, (B) which have a minimum issue size of at least (x) $100,000,000 if rated at least
                    Baa3 or (y) $50,000,000 if rated B or Ba3, (C) which are U.S. dollar denominated and pay interest in cash in U.S.
                    dollars, (D) which are not convertible or exchangeable into equity of the issuing corporation and have a maturity of not more than 30 years, (E) for which, if rated below Baa3, the aggregate Market Value of the Corporation's holdings do not exceed 10% of the aggregate Market Value of any individual issue of corporate bonds calculated at the time of original issuance, (F) the cash flow from which must be controlled by an indenture trustee and (G) which are not issued in connection with a reorganization under any bankruptcy law;

                         (viii) convertible corporate bonds (A) which are issued
                    by issuers whose senior debt  securities  are rated at least
                    B2 by Moody's (or, in the event an issuer's senior debt securities are not rated by Moody's, which are issued by issuers whose senior debt securities are rated at least BB by S&P and which for this purpose is assigned a Moody's equivalent rating of one full rating category lower), (B) which are convertible into common stocks which are traded on the New York Stock Exchange or the American Stock Exchange or are quoted on the NASDAQ National Market System and (C) which, if cash dividend paying, pay cash dividends in U.S.
                    dollars; provided, however, that once convertible corporate bonds have been converted into common stock, the common stock issued upon conversion must satisfy the criteria set forth in clause (v) above and other relevant criteria set forth in this definition in order to be a Moody's Eligible
                    Asset;

provided,  however, that the Corporation's investment in preferred stock, common
--------   -------
stock,  corporate bonds and convertible  corporate bonds described above must be within the following  diversification  requirements  (utilizing Moody's Industry and Sub-industry Categories) in order to be included in Moody's Eligible Assets:

Issuer:
------



                                   Non-Utility Maximum            Utility Maximum
     Moody's Rating (1)(2)         Single Issuer (3)(4)         Single Issuer (3)(4)
     ---------------------         --------------------        --------------------
"aaa", Aaa                                 100%                         100%
"aa", Aa                                    20%                          20%
"a", A                                      10%                          10%
CS/CB, "baa", Baa(5)                         6%                           4%
Ba                                           4%                           4%
B1/B2                                        3%                           3%
B3 (Caa subordinate)                         2%                           2%


Industry and State:
------------------


                             Non-Utility Maximum          Utility Maximum Single          Utility Maximum
Moody's Rating(1)            Single Industry(3)             Sub-Industry(3)(6)            Single State(3)
-----------------            ------------------             ------------------            ---------------
"aaa", Aaa                          100%                           100%                         100%
"aa", Aa                             60%                            60%                          20%
"a", A                               40%                            50%                          10%(7)
CS/CB, "baa", Baa(5)                 20%                            50%                           7%(7)
Ba                                   12%                            12%                          N/A
B1/B2                                 8%                             8%                          N/A
B3 (Caa subordinate)                  5%                             5%                          N/A


-------------------

(1) The equivalent Moody's rating must be lowered one full rating category for preferred stocks, corporate bonds and convertible corporate bonds rated by S&P but not by Moody's.

(2) Corporate bonds from issues ranging $50,000,000 to $100,000,000 are limited to 20% of Moody's Eligible Assets.

(3) The referenced percentages represent maximum cumulative totals only for the related Moody's rating category and each lower Moody's rating category.

(4) Issuers subject to common ownership of 25% or more are considered as one name.

(5) CS/CB refers to common stock and convertible corporate bonds, which are diversified independently from the rating level.

(6) In the case of utility common stock, utility preferred stock, utility bonds and utility convertible bonds, the definition of industry refers to sub-industries (electric, water, hydro power, gas, diversified). Investments in other sub-industries are eligible only to the extent that the combined sum represents a percentage position of the Moody's Eligible Assets less than or equal to the percentage limits in the diversification tables above.

(7) Such percentage shall be 15% in the case of utilities regulated by California, New York and Texas.

; and provided,  further,  that the  Corporation's  investments  in auction rate
      --------   -------
preferred stocks described in clause (iv) above shall be included in Moody's Eligible Assets only to the extent that the aggregate Market Value of such stocks does not exceed 10% of the aggregate Market Value of all of the Corporation's investments meeting the criteria set forth in clauses (i) through
(viii) above less the aggregate Market Value of those investments excluded from Moody's Eligible Assets pursuant to the immediately preceding proviso; and (ix) no assets which are subject to any lien or irrevocably deposited by the Corporation for the payment of amounts needed to meet the obligations described in clauses (i)(A) through (i)(E) of the definition of "Basic Maintenance Amount" may be includible in Moody's Eligible Assets.

          "Moody's  Industry and  Sub-Industry  Categories"*  means as set forth
           -----------------------------------------------
below:

          Aerospace  and  Defense:  Major  Contractor,   Subsystems,   Research,
          -----------------------
Aircraft Manufacturing, Arms, Ammunition

          Automobile:  Automotive  Equipment,  Auto-Manufacturing,   Auto  Parts
          ----------
Manufacturing, Personal Use Trailers, Motor Homes, Dealers

          Banking: Bank Holding, Savings and Loans, Consumer Credit, Small Loan,
          -------
Agency, Factoring, Receivables

          Beverage,  Food  and  Tobacco:  Beer and Ale,  Distillers,  Wines  and
          -----------------------------
Liquors, Distributors, Soft Drink Syrup, Bottlers, Bakery, Mill Sugar, Canned Foods, Corn Refiners, Dairy Products, Meat Products, Poultry Products, Snacks, Packaged Foods, Distributors, Candy, Gum, Seafood, Frozen Food, Cigarettes, Cigars, Leaf/Snuff, Vegetable Oil

          Buildings  and  Real  Estate:   Brick,   Cement,   Climate   Controls,
          ----------------------------
Contracting, Engineering, Construction, Hardware, Forest Products (building-related only), Plumbing, Roofing, Wallboard, Real Estate, Real Estate Development, REITs, Land Development

          Chemicals,   Plastics   and   Rubber:   Chemicals   (non-agriculture),
          ------------------------------------
Industrial Gases, Sulfur, Plastics, Plastic Products, Abrasives, Coatings, Paints, Varnish, Fabricating

          Containers,  Packaging and Glass: Glass,  Fiberglass,  Containers made
          --------------------------------
of: Glass, Metal, Paper, Plastic, Wood, or Fiberglass

          Personal  and Non  Durable  Consumer  Products  (Manufacturing  Only):
          ---------------------------------------------------------------------
Soaps, Perfumes, Cosmetics, Toiletries, Cleaning Supplies, School Supplies

          Diversified/Conglomerate Manufacturing

          Diversified/Conglomerate Service

          Diversified   Natural   Resources,   Precious   Metals  and  Minerals:
          ---------------------------------------------------------------------
Fabricating, Distribution, Mining and Sales

          Ecological:  Pollution Control, Waste Removal, Waste Treatment,  Waste
          ----------
Disposal

          Electronics:   Computer  Hardware,  Electric  Equipment,   Components,
          -----------
Controllers, Motors, Household Appliances, Information Service Communication Systems, Radios, Televisions, Tape Machines, Speakers, Printers, Drivers, Technology

          Finance: Investment Brokerage, Leasing, Syndication, Securities
          -------

          Farming and  Agriculture:  Livestock,  Grains,  Produce;  Agricultural
          ------------------------
Chemicals, Agricultural Equipment, Fertilizers

          Grocery: Grocery Stores, Convenience Food Stores
          -------

          Healthcare, Education and Childcare: Ethical Drugs, Proprietary Drugs,
          -----------------------------------
Research,  Health  Care  Centers,  Nursing  Homes,  HMOs,  Hospitals,   Hospital
Supplies, Medical Equipment

          Home  and  Office  Furnishings,   Housewares,   and  Durable  Consumer
          ---------------------------------------------------------------------
Products: Carpets, Floor Coverings, Furniture, Cooking, Ranges  Hotels,  Motels,
--------
Inns and Gaming

          Insurance: Life, Property and Casualty, Broker, Agent, Surety
          ---------

          Leisure, Amusement, Motion Pictures, Entertainment:  Boating, Bowling,
          --------------------------------------------------
Billiards, Musical Instruments, Fishing, Photo Equipment, Records, Tapes, Sports, Outdoor Equipment (Camping), Tourism, Resorts, Games, Toy Manufacturing, Motion Picture Production Theaters, Motion Picture Distribution

          Machinery   (Non-Agriculture,    Non-Construction,    Non-Electronic):
          ---------------------------------------------------------------------
Industrial, Machine Tools, Steam Generators

          Mining,  Steel,  Iron and Non Precious  Metals:  Coal,  Copper,  Lead,
          ----------------------------------------------
Uranium, Zinc, Aluminum, Stainless Steel, Integrated Steel, Ore Production, Refractories, Steel Mill Machinery, Mini-Mills, Fabricating, Distribution and Sales

          Oil and Gas:  Crude  Producer,  Retailer,  Well  Supply,  Service  and
          -----------
Drilling

          Personal, Food and Miscellaneous Services

          Printing,  Publishing and  Broadcasting:  Graphic Arts,  Paper,  Paper
          ---------------------------------------
Products, Business Forms, Magazines, Books, Periodicals, Newspapers, Textbooks, Radio, TV, Cable Broadcasting Equipment

          Cargo Transport:  Rail, Shipping,  Railroads,  Rail-Car Builders, Ship
          ---------------
Builders, Containers, Container Builders, Parts, Overnight Mail, Trucking, Truck Manufacturing, Trailer Manufacturing, Air Cargo, Transport

          Retail Stores:  Apparel, Toy, Variety, Drugs,  Department,  Mail Order
          -------------
Catalog, Showroom

          Telecommunications:  Local,  Long  Distance,  Independent,  Telephone,
          ------------------
Telegraph, Satellite, Equipment, Research, Cellular

          Textiles and Leather: Producer, Synthetic Fiber, Apparel Manufacturer,
          --------------------
Leather Shoes

          Personal Transportation: Air, Bus, Rail, Car Rental
          -----------------------

          Utilities: Electric, Water, Hydro Power, Gas, Diversified
          ---------

          Sovereigns:   Semi-sovereigns,   Canadian  Provinces,   Supra-national
          ----------
agencies

          "1940 Act"  means the  Investment  Company  Act of 1940,  as  amended.
           --------

          "Notice of Redemption" has the meaning set forth in paragraph  3(c)(i)
           --------------------
of Article II hereof.

          "Officers'  Certificate"  means a certificate signed by any two of the
           ----------------------
President, a Vice President, the Treasurer or the Secretary of the Corporation or by any one of the foregoing and an Assistant Treasurer or Assistant Secretary of the Corporation.

          "Paying  Agent"  means  State  Street  Bank and Trust  Company and its
           -------------
successors or any other paying agent appointed by the Corporation with respect to the Cumulative Preferred Stock and/or 7.80% Preferred.

          "Portfolio  Calculation"* means the aggregate  Discounted Value of all
           ----------------------
Moody's Eligible Assets.

          "Preferred  Stock"  means the  preferred  stock,  par value  $.001 per
           ----------------
share, of the Corporation, and includes the Cumulative Preferred Stock and the 7.80% Preferred.

          "Quarterly  Valuation  Date"* means the last  Valuation Date in March,
           --------------------------
June, September and December of each year, commencing June 26, 1998.

          "Redemption  Price" has the  meaning  set forth in  paragraph  3(a) of
           -----------------
Article II hereof.

          "7.80%  Preferred"  means,  so long as any  shares of such  series are
           ----------------
issued and outstanding, the 7.80% Cumulative Preferred Stock, par value $.001 per share, of the Corporation.

          "7.80%  Preferred  Articles" means, so long as any shares of the 7.80%
           --------------------------
Preferred are issued and outstanding, the Articles Supplementary, dated August 19, 1996, as amended and supplemented from time to time, creating and fixing the rights of the 7.80% Preferred.

          "Short-Term  Money Market  Instruments"  means the following  types of
           -------------------------------------
instruments if, on the date of purchase or other acquisition thereof by the Corporation (or, in the case of an instrument specified by clauses (i) and (ii) below, on the Valuation Date), the remaining terms to maturity thereof are not in excess of 90 days:

               (i) U.S. Government Obligations;

               (ii) commercial paper that is rated at the time of purchase or acquisition and the Valuation Date at least P-1 by Moody's and is issued by an issuer (or guaranteed or supported by a person or entity other than the issuer) whose long-term unsecured debt obligations are rated at least Aa by Moody's;

               (iii) demand or time deposits in, or certificates of deposit of, or banker's acceptances issued by (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia) if, in each case, the commercial paper, if any, and the long-term unsecured debt obligations (other than such obligations the ratings of which are based on the credit of a person or entity other than such depository institution or trust company) of such depository institution or trust company at the time of purchase or acquisition and the Valuation Date, have (1) credit ratings from Moody's of at least P-1 in the case of commercial paper and (2) credit ratings from Moody's of at least Aa in the case of long-term unsecured debt obligations; provided, however, that in the case of any such investment that matures in no more than one Business Day from the date of purchase or other acquisition by the Corporation, all of the foregoing requirements shall be applicable except that the required long-term unsecured debt credit rating of such depository institution or trust company from Moody's shall be at least A2; and
          provided, further, however, that the foregoing credit rating requirements shall be deemed to be met with respect to a depository institution or trust company if (1) such depository institution or trust company is the principal depository institution in a holding company system, (2) the commercial paper, if any, of such depository institution or trust company is not rated below P-1 by Moody's and (3) the holding company shall meet all of the foregoing credit rating requirements (including the preceding proviso in the case of investments that mature in no more than one Business Day from the date of purchase or other acquisition by the Corporation);

               (iv) repurchase obligations with respect to any U.S. Government Obligation entered into with a depository institution, trust company or securities dealer (acting as principal) which is rated (A) at least Aa3 if the maturity is three months or less, (B) at least A1 if the maturity is two months or less and (C) at least A2 if the maturity is one month or less; and

               (v) Eurodollar demand or time deposits in, or certificates of deposit of, the head office or the London branch office of a depository institution or trust company meeting the credit rating requirements of commercial paper and long-term unsecured debt obligations specified in clause (iii) above, provided that the interest receivable by the Corporation shall be payable in U.S. dollars and shall not be subject to any withholding or similar taxes.

          "S&P"  means  Standard  &  Poor's,   a  division  of  The  McGraw-Hill
           ---
Companies, Inc., or its successors.

         "U.S. Government Obligations" means direct non-callable  obligations of
          ---------------------------
the United States, provided that such direct obligations are entitled to the full faith and credit of the United States and that any such obligations, other than United States Treasury Bills and U.S. Treasury Securities Strips, provide for the periodic payment of interest and the full payment of principal at maturity.

          "Valuation Date"* means every Friday or, if such day is not a Business
           --------------
Day, the immediately preceding Business Day.

          "Voting  Period" shall have the meaning set forth in paragraph 4(b) of
           --------------
Article II hereof.

          Those of the foregoing definitions which are marked with an asterisk have been adopted by the Board of Directors of the Corporation in order to obtain a "aaa" rating from Moody's on the shares of Cumulative Preferred Stock on their Date of Original Issue; and the Board of Directors of the Corporation shall have the authority, without stockholder approval, to amend, alter or repeal from time to time the foregoing definitions and the restrictions and guidelines set forth thereunder if Moody's advises the Corporation in writing that such amendment, alteration or repeal will not adversely affect their then current rating on the Cumulative Preferred Stock. Furthermore, if the Board of Directors determines not to continue to comply with the provisions of paragraphs 5(a)(ii), 5(c) and 6 of Article II hereof as provided in paragraph 7 of Article II hereof, then such definitions marked with an asterisk, unless the context otherwise requires, shall have no meaning for these Articles Supplementary.


                                   ARTICLE II.

                           CUMULATIVE PREFERRED STOCK
                           --------------------------

          1. Dividends.
             ---------

          (a) Holders of shares of Cumulative Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends at the annual rate of _____% per share (computed on the basis of a 360-day year consisting of twelve 30-day months) of the initial Liquidation Preference of $25.00 per share on the Cumulative Preferred Stock and no more, payable quarterly on March 23, June 23, September 23 and December 23 in each year (each, a "Dividend Payment Date"), commencing June 23, 1998 (or, if any such day is not a Business Day, then on the next succeeding Business Day), to holders of record of Cumulative Preferred Stock as they appear on the stock register of the Corporation at the close of business on the preceding March 6, June 6, September 6 and December 6 (or, if any such day is not a Business Day, then on the next succeeding Business Day), as the case may be, in preference to dividends on shares of Common Stock and any other capital stock of the Corporation ranking junior to the Cumulative Preferred Stock in payment of dividends. Dividends on shares of Cumulative Preferred Stock shall accumulate from the date on which the first such shares of Cumulative Preferred Stock are originally issued ("Date of Original Issue"). Each period beginning on and including a Dividend Payment Date (or the Date of Original Issue, in the case of the first dividend period after issuance of such shares) and ending on but excluding the next succeeding Dividend Payment Date is referred to herein as a "Dividend Period." Dividends on account of arrears for any past Dividend Period may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding 30 days preceding the payment date thereof, as shall be fixed by the Board of Directors.

No dividends shall be declared or paid or set apart for payment on any shares of Cumulative Preferred Stock for any Dividend Period or part thereof unless full cumulative dividends have been or contemporaneously are declared and paid on all outstanding shares of Cumulative Preferred Stock through the most recent Dividend Payment Date therefor. If full cumulative dividends are not declared and paid on the shares of Cumulative Preferred Stock, any dividends on the shares of Cumulative Preferred Stock shall be declared and paid pro rata on all outstanding shares of Cumulative Preferred Stock. No holders of shares of Cumulative Preferred Stock shall be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends as provided in this paragraph 1(b)(i) on shares of Cumulative Preferred Stock. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payments on any shares of Cumulative Preferred Stock that may be in arrears.

For so long as shares of Cumulative Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase shares of Common Stock or other stock, if any, ranking junior to the Cumulative Preferred Stock as to dividends or upon liquidation) in respect of the Common Stock or any other stock of the Corporation ranking junior to or on parity with the Cumulative Preferred Stock as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of Common Stock or any other stock of the Corporation ranking junior to the Cumulative Preferred Stock as to dividends or upon liquidation (except by conversion into or exchange for stock of the Corporation ranking junior to or on parity with the Cumulative Preferred Stock as to dividends and upon liquidation), unless, in each case, (A) immediately thereafter, the Corporation shall have a Portfolio Calculation at least equal to the Basic Maintenance Amount and the Corporation shall maintain the Asset Coverage, (B) full cumulative dividends on all shares of Cumulative Preferred Stock due on or prior to the date of the transaction have been declared and paid (or shall have been declared and sufficient funds for the payment thereof deposited with the Paying Agent) and (C) the Corporation has redeemed the full number of shares of Cumulative Preferred Stock required to be redeemed by any provision contained herein for mandatory redemption.

Any dividend payment made on the shares of Cumulative Preferred Stock shall first be credited against the dividends accumulated with respect to the earliest Dividend Period for which dividends have not been paid.

Not later than the Business Day next preceding each Dividend Payment Date, the Corporation shall deposit with the Paying Agent Deposit Securities having an initial combined value sufficient to pay the dividends that are payable on such Dividend Payment Date, which Deposit Securities shall mature on or prior to such Dividend Payment Date. The Corporation may direct the Paying Agent with respect to the investment of any such Deposit Securities, provided that such investment consists exclusively of Deposit Securities and provided further that the proceeds of any such investment will be available at the opening of business on such Dividend Payment Date.

The Board of Directors may declare an additional dividend on the Cumulative Preferred Stock each year in order to permit the Corporation to distribute its income in accordance with Section 855 (or any successor provision) of the Internal Revenue Code of 1986, as amended (the "Code"), and the other rules and regulations under Subchapter M of the Code. Any such additional dividend shall be payable to holders of the Cumulative Preferred Stock on the next Dividend Payment Date, shall be part of a regular quarterly dividend for the year of declaration payable to holders of record pursuant to paragraph 1(a) hereof and shall not result in any increase in the amount of cash dividends payable for such year pursuant to paragraph 1(a) hereof.

          2.  Liquidation Rights.
              ------------------

          (b) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of shares of Cumulative Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, after claims of creditors but before any distribution or payment shall be made in respect of the Common Stock or any other stock of the Corporation ranking junior to the Cumulative Preferred Stock as to liquidation payments, a liquidation distribution in the amount of $25.00 per share plus an amount equal to all unpaid dividends thereon accumulated to and including the date fixed for such distribution or payment (whether or not earned or declared by the Corporation, but excluding interest thereon) (the "Liquidation Preference"), and such holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.

If, upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution among the holders of all outstanding shares of Cumulative Preferred Stock and any other outstanding class or series of Preferred Stock of the Corporation ranking on a parity with the Cumulative Preferred Stock as to payment upon liquidation, shall be insufficient to permit the payment in full to such holders of Cumulative Preferred Stock of the Liquidation Preference and the amounts due upon liquidation with respect to such other Preferred Stock, then such available assets shall be distributed among the holders of shares of Cumulative Preferred Stock and such other Preferred Stock ratably in proportion to the respective preferential amounts to which they are entitled. Unless and until the Liquidation Preference has been paid in full to the holders of shares of Cumulative Preferred Stock, no dividends or distributions shall be made to holders of the Common Stock or any other stock of the Corporation ranking junior to the Cumulative Preferred Stock as to liquidation.

          3.  Redemption.
              ----------

          Shares of the Cumulative Preferred Stock shall be redeemed or redeemable by the Corporation as provided below:

          (c) Mandatory Redemptions.
              ---------------------

          If the Corporation is required to redeem any shares of Cumulative Preferred Stock pursuant to paragraphs 5(b) or 5(c) of Article II hereof, then the Corporation shall, to the extent permitted by the 1940 Act, Maryland law and any agreement in respect of indebtedness of the Corporation to which it may be a party or by which it may be bound, by the close of business on such Asset Coverage Cure Date or Basic Maintenance Amount Cure Date (herein collectively referred to as a "Cure Date"), as the case may be, fix a redemption date and proceed to redeem shares as set forth in paragraph 3(c) hereof. On such redemption date, the Corporation shall redeem, out of funds legally available therefor, the number of shares of Cumulative Preferred Stock equal to the minimum number of shares the redemption of which, if such redemption had occurred immediately prior to the opening of business on such Cure Date, would have resulted in the Asset Coverage having been satisfied or the Corporation having a Portfolio Calculation equal to or greater than the Basic Maintenance Amount, as the case may be, immediately prior to the opening of business on such Cure Date or, if the Asset Coverage or a Portfolio Calculation equal to or greater than the Basic Maintenance Amount, as the case may be, cannot be so restored, all of the shares of Cumulative Preferred Stock, at a price equal to $25.00 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared by the Corporation) through the date of redemption (the "Redemption Price"). In the event that shares of Cumulative Preferred Stock are redeemed pursuant to paragraph 5(b) of Article II hereof, the Corporation may, but shall not be required to, redeem a sufficient number of shares of Cumulative Preferred Stock pursuant to this paragraph 3(a) in order that the "asset coverage" of a class of senior security which is stock, as defined in Section 18(h) of the 1940 Act, of the remaining outstanding shares of Cumulative Preferred Stock and any other Preferred Stock after redemption is up to 275%.

Optional Redemptions.
--------------------

          Prior to June 23, 2003, the Corporation may, at its option, redeem shares of Cumulative Preferred Stock at the Redemption Price per share only if and to the extent that any such redemption is necessary, in the judgment of the Corporation, to maintain the Corporation's status as a regulated investment company under Subchapter M of the Code. Commencing June 23, 2003, and at any time and from time to time thereafter, the Corporation may, at its option, to the extent permitted by the 1940 Act, Maryland law and any agreement in respect of indebtedness of the Corporation to which it may be a party or by which it may be bound, redeem the Cumulative Preferred Stock in whole or in part at the Redemption Price per share.

Procedures for Redemption.
-------------------------

          (i) If the Corporation shall determine or be required to redeem shares of Cumulative Preferred Stock pursuant to this paragraph 3, it shall mail a written notice of redemption ("Notice of Redemption") with respect to such redemption by first class mail, postage prepaid, to each holder of the shares to be redeemed at such holder's address as the same appears on the stock books of the Corporation on the record date in respect of such redemption established by the Board of Directors. Each such Notice of Redemption shall state: (A) the redemption date, which shall be not fewer than 30 days nor more than 45 days after the date of such notice; (B) the number of shares of Cumulative Preferred Stock to be redeemed; (C) the CUSIP number(s) of such shares; (D) the Redemption Price; (E) the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the Notice of Redemption shall so state) are to be surrendered for payment in respect of such redemption; (F) that dividends on the shares to be redeemed will cease to accumulate on such redemption date; and (G) the provisions of this paragraph 3 under which such redemption is made. If fewer than all shares of Cumulative Preferred Stock held by any holder are to be redeemed, the Notice of Redemption mailed to such holder also shall specify the number of shares to be redeemed from such holder. No defect in the Notice of Redemption or the mailing thereof shall affect the validity of the redemption proceedings, except as required by applicable law.

          (ii) If the Corporation shall give a Notice of Redemption, then by the close of business on the Business Day preceding the redemption date specified in the Notice of Redemption the Corporation shall (A) deposit with the Paying Agent Deposit Securities having an initial combined value sufficient to effect the redemption of the shares of Cumulative Preferred Stock to be redeemed, which Deposit Securities shall mature on or prior to such redemption date, and (B) give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the holders of the shares of Cumulative Preferred Stock called for redemption on the redemption date. The Corporation may direct the Paying Agent with respect to the investment of any Deposit Securities so deposited, provided that the proceeds of any such investment will be available at the opening of business on such redemption date. Upon the date of such deposit (unless the Corporation shall default in making payment of the Redemption Price), all rights of the holders of the shares of Cumulative Preferred Stock so called for redemption shall cease and terminate except the right of the holders thereof to receive the Redemption Price thereof, and such shares shall no longer be deemed outstanding for any purpose. The Corporation shall be entitled to receive, promptly after the date fixed for redemption, any cash in excess of the aggregate Redemption Price of the shares of Cumulative Preferred Stock called for redemption on such date and any remaining Deposit Securities. Any assets so deposited that are unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be repaid to the Corporation, after which the holders of the shares of Cumulative Preferred Stock so called for redemption shall look only to the Corporation for payment thereof. The Corporation shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the Deposit Securities so deposited.

          (iii) On or after the redemption date, each holder of shares of Cumulative Preferred Stock that are subject to redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in the Notice of Redemption and shall then be entitled to receive the cash Redemption Price, without interest.

          (iv) In the case of any redemption of less than all of the shares of Cumulative Preferred Stock pursuant to these Articles Supplementary, such redemption shall be made pro rata from each holder of shares of Cumulative Preferred Stock in accordance with the respective number of shares held by each such holder on the record date for such redemption.

          (v) Notwithstanding the other provisions of this paragraph 3, the Corporation shall not redeem shares of Cumulative Preferred Stock unless all accumulated and unpaid dividends on all outstanding shares of Cumulative Preferred Stock for all applicable past Dividend Periods (whether or not earned or declared by the Corporation) shall have been or are contemporaneously paid or declared and Deposit Securities for the payment of such dividends shall have been deposited with the Paying Agent as set forth in paragraph 1(c) of Article II hereof.

          (vi) If the Corporation shall not have funds legally available for the redemption of, or is otherwise unable to redeem, all the shares of the
Cumulative   Preferred  Stock  to  be  redeemed  on  any  redemption  date,  the
Corporation shall redeem on such redemption date the number of shares of Cumulative Preferred Stock as it shall have legally available funds, or is otherwise able, to redeem ratably from each holder whose shares are to be redeemed, and the remainder of the shares of the Cumulative Preferred Stock required to be redeemed shall be redeemed on the earliest practicable date on which the Corporation shall have funds legally available for the redemption of, or is otherwise able to redeem, such shares.

          4.  Voting Rights.
              -------------
          (d) General.
              -------

          Except as otherwise provided by law or as specified in the Charter or By-Laws, each holder of shares of Cumulative Preferred Stock shall be entitled to one vote for each share held on each matter submitted to a vote of stockholders of the Corporation, and the holders of outstanding shares of Preferred Stock, including Cumulative Preferred Stock, and of shares of Common Stock shall vote together as a single class; provided that, at any meeting of the stockholders of the Corporation held for the election of directors, the holders of outstanding shares of Preferred Stock, including Cumulative Preferred Stock, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of capital stock of the Corporation, to elect two directors of the Corporation. Subject to paragraph 4(b) of Article II hereof, the holders of outstanding shares of capital stock of the Corporation, including the holders of outstanding shares of Preferred Stock (including the Cumulative Preferred Stock), voting as a single class, shall elect the balance of the directors.

Right to Elect Majority of Board of Directors.
---------------------------------------------
         During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period"), the number of directors constituting the Board of Directors shall be automatically increased by the smallest number that, when added to the two directors elected exclusively by the holders of shares of Preferred Stock, would constitute a majority of the Board of Directors as so increased by such smallest number; and the holders of shares of Preferred Stock shall be entitled, voting separately as one class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), to elect such smallest number of additional directors, together with the two directors that such holders are in any event entitled to elect. A Voting Period shall commence:

               (i) if at any time accumulated dividends (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding shares of Cumulative Preferred Stock equal to at least two full years' dividends shall be due and unpaid and sufficient Deposit Securities shall not have been deposited with the Paying Agent for the payment of such accumulated dividends; or

               (ii) if at any time  holders  of any other  shares  of  Preferred
          Stock are entitled to elect a majority of the directors of the Corporation under the 1940 Act.

          Upon the termination of a Voting Period, the voting rights described in this paragraph 4(b) shall cease, subject always, however, to the reverting of such voting rights in the holders of Preferred Stock upon the further occurrence of any of the events described in this paragraph 4(b).

Right to Vote with Respect to Certain Other Matters.
---------------------------------------------------

So long as any shares of Cumulative Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of two-thirds of the shares of Cumulative Preferred Stock outstanding at the time, voting separately as one class, amend, alter or repeal the provisions of the Charter, whether by merger, consolidation or otherwise, so as to materially adversely affect any of the contract rights expressly set forth in the Charter of holders of shares of Cumulative Preferred Stock. The Corporation shall notify Moody's ten Business Days prior to any such vote described above. Unless a higher percentage is provided for under the Charter, the affirmative vote of the holders of a majority of the outstanding shares of Preferred Stock, including Cumulative Preferred Stock, voting together as a single class, will be required to approve any plan of reorganization adversely affecting such shares or any action requiring a vote of security holders under Section 13(a) of the 1940 Act. For purposes of the preceding sentence, the phrase "vote of the holders of a majority of the outstanding shares of Preferred Stock" shall have the meaning set forth in the 1940 Act. The class vote of holders of shares of Preferred Stock, including Cumulative Preferred Stock, described above will be in addition to a separate vote of the requisite percentage of shares of Common Stock and shares of Preferred Stock, including Cumulative Preferred Stock, voting together as a single class, necessary to authorize the action in question. An increase in the number of authorized shares of Preferred Stock pursuant to the Charter or the issuance of additional shares of any series of Preferred Stock (including Cumulative Preferred Stock) pursuant to the Charter shall not in and of itself be considered to adversely affect the contract rights of the holders of Cumulative Preferred Stock.

Notwithstanding the foregoing, and except as otherwise required by the 1940 Act,
(i) holders of outstanding shares of the Cumulative Preferred Stock will be entitled as a series, to the exclusion of the holders of all other securities, including other Preferred Stock, Common Stock and other classes of capital stock of the Corporation, to vote on matters affecting the Cumulative Preferred Stock that do not materially adversely affect any of the contract rights of holders of such other securities, including other Preferred Stock, Common Stock and other classes of capital stock, as expressly set forth in the Charter, and (ii) holders of outstanding shares of Cumulative Preferred Stock will not be entitled to vote on matters affecting any other Preferred Stock that do not materially adversely affect any of the contract rights of holders of the Cumulative Preferred Stock, as expressly set forth in the Charter.

Voting Procedures.
-----------------

          (i) As soon as practicable after the accrual of any right of the holders of shares of Preferred Stock to elect additional directors as described in paragraph 4(b) above, the Corporation shall call a special meeting of such holders and instruct the Paying Agent to mail a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Corporation fails to send such notice to the Paying Agent or if the Corporation does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting held during a Voting Period, such holders of Preferred Stock, voting together as a class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), shall be entitled to elect the number of directors prescribed in paragraph 4(b) above. At any such meeting or adjournment thereof in the absence of a quorum, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting without notice, other than by an announcement at the meeting, to a date not more than 120 days after the original record date.

          For purposes of determining any rights of the holders of Cumulative Preferred Stock to vote on any matter or the number of shares required to constitute a quorum, whether such right is created by these Articles Supplementary, by the other provisions of the Charter, by statute or otherwise, a share of Cumulative Preferred Stock which is not outstanding shall not be counted.

          (ii) The terms of office of all persons who are directors of the Corporation at the time of a special meeting of holders of Preferred Stock, including Cumulative Preferred Stock, to elect directors shall continue, notwithstanding the election at such meeting by such holders of the number of directors that they are entitled to elect, and the persons so elected by such holders, together with the two incumbent directors elected by the holders of Preferred Stock, including Cumulative Preferred Stock, and the remaining incumbent directors elected by the holders of the Common Stock and Preferred Stock, shall constitute the duly elected directors of the Corporation.

          Office of the additional directors elected by the holders of Preferred Stock, including Cumulative Preferred Stock, pursuant to paragraph 4(b) above shall terminate, the remaining directors shall constitute the directors of the Corporation and the voting rights of such holders of Preferred Stock, including Cumulative Preferred Stock, to elect additional directors pursuant to paragraph 4(b) above shall cease, subject to the provisions of the last sentence of paragraph 4(b).

Exclusive Remedy.
----------------

         Unless otherwise required by law, the holders of shares of Cumulative Preferred Stock shall not have any rights or preferences other than those specifically set forth herein. The holders of shares of Cumulative Preferred Stock shall have no preemptive rights or rights to cumulative voting. In the event that the Corporation fails to pay any dividends on the shares of Cumulative Preferred Stock, the exclusive remedy of the holders shall be the right to vote for directors pursuant to the provisions of this paragraph 4.

Notification to Moody's.
-----------------------

          In the event a vote of holders of Cumulative Preferred Stock is required pursuant to the provisions of Section 13(a) of the 1940 Act, as long as the Cumulative Preferred Stock is rated by Moody's, the Corporation shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify Moody's that such vote is to be taken and the nature of the action with respect to which such vote is to be taken and, not later than ten Business Days after the date on which such vote is taken, notify Moody's of the result of such vote.

          5. Coverage Tests.
             --------------

          (e) Determination of Compliance.
              ---------------------------

          For  so  long  as  any  shares  of  Cumulative   Preferred  Stock  are
outstanding, the Corporation shall make the following determinations:

          Asset  Coverage.  The  Corporation  shall  maintain,  as of  the  last
          ---------------
Business Day of each March, June, September and December of each year in which any shares of Cumulative Preferred Stock are outstanding, the Asset Coverage.

          Basic Maintenance Amount Requirement.
          ------------------------------------

          (A) For so long as any shares of Cumulative Preferred Stock are outstanding, the Corporation shall maintain, on each Valuation Date, a Portfolio Calculation at least equal to the Basic Maintenance Amount, each as of such Valuation Date. Upon any failure to maintain the required Portfolio Calculation, the Corporation shall use its best efforts to reattain a Portfolio Calculation at least equal to the Basic Maintenance Amount on or prior to the Basic Maintenance Amount Cure Date, by altering the composition of its portfolio or otherwise.

          (B) The Corporation shall prepare a Basic Maintenance Report relating to each Valuation Date. On or before 5:00 P.M., New York City time, on the third Business Day after the first Valuation Date following the Date of Original Issue of the Cumulative Preferred Stock and after each (A) Quarterly Valuation Date,
(B) Valuation Date on which the Corporation fails to satisfy the requirements of paragraph 5(a)(ii)(A) above, (C) Basic Maintenance Amount Cure Date following a Valuation Date on which the Corporation fails to satisfy the requirements of paragraph 5(a)(ii)(A) above and (D) Valuation Date and any immediately succeeding Business Day on which the Portfolio Calculation exceeds the Basic Maintenance Amount by 5% or less, the Corporation shall complete and deliver to Moody's a Basic Maintenance Report, which will be deemed to have been delivered to Moody's if Moody's receives a copy or telecopy, telex or other electronic transcription setting forth at least the Portfolio Calculation and the Basic Maintenance Amount each as of the relevant Valuation Date and on the same day the Corporation mails to Moody's for delivery on the next Business Day the full Basic Maintenance Report. The Corporation also shall provide Moody's with a
Basic Maintenance Report relating to any other Valuation Date on Moody's specific request. A failure by the Corporation to deliver a Basic Maintenance Report under this paragraph 5(a)(ii)(B) shall be deemed to be delivery of a Basic Maintenance Report indicating a Portfolio Calculation less than the Basic Maintenance Amount, as of the relevant Valuation Date.

          (C) Within ten Business Days after the date of delivery to Moody's of a Basic Maintenance Report in accordance with paragraph 5(a)(ii)(B) above relating to a Quarterly Valuation Date, the Corporation shall deliver to Moody's an Accountant's Confirmation relating to such Basic Maintenance Report and any other Basic Maintenance Report, randomly selected by the Independent Accountants, that was prepared by the Corporation during the quarter ending on such Quarterly Valuation Date. Also, within ten Business Days after the date of delivery to Moody's of a Basic Maintenance Report in accordance with paragraph 5(a)(ii)(B) above relating to a Valuation Date on which the Corporation fails to satisfy the requirements of paragraph 5(a)(ii)(A) and any Basic Maintenance Amount Cure Date, the Corporation shall deliver to Moody's an Accountant's
Confirmation relating to such Basic Maintenance Report. If any Accountant's Confirmation delivered pursuant to this paragraph 5(a)(ii)(C) shows that an error was made in the Basic Maintenance Report for such Quarterly Valuation Date, or shows that a lower Portfolio Calculation was determined by the Independent Accountants, the calculation or determination made by such Independent Accountants shall be final and conclusive and shall be binding on the Corporation, and the Corporation shall accordingly amend the Basic Maintenance Report and deliver the amended Basic Maintenance Report to Moody's promptly following Moody's receipt of such Accountant's Confirmation.

          (D) In the event the Portfolio Calculation shown in any Basic Maintenance Report prepared pursuant to paragraph 5(a)(ii)(B) above is less than the applicable Basic Maintenance Amount, the Corporation shall have until the Basic Maintenance Amount Cure Date to achieve a Portfolio Calculation at least equal to the Basic Maintenance Amount, and upon such achievement (and not later than such Basic Maintenance Amount Cure Date) the Corporation shall inform Moody's of such achievement in writing by delivery of a revised Basic Maintenance Report showing a Portfolio Calculation at least equal to the Basic Maintenance Amount as of the date of such revised Basic Maintenance Report, together with an Officers' Certificate to such effect.

          (E) On or before 5:00 P.M., New York City time, on the first Business Day after shares of Common Stock are repurchased by the Corporation, the Corporation shall complete and deliver to Moody's a Basic Maintenance Report as of the close of business on such date that Common Stock is repurchased. A Basic Maintenance Report delivered as provided in paragraph 5(a)(ii)(B) above also shall be deemed to have been delivered pursuant to this paragraph 5(a)(ii)(E).

Failure to Meet Asset Coverage.
------------------------------

         If the Asset Coverage is not satisfied as provided in paragraph 5(a)(i) hereof and such failure is not cured as of the related Asset Coverage Cure Date, the Corporation shall give a Notice of Redemption as described in paragraph 3 of
Article II hereof with respect to the redemption of a sufficient number of shares of Cumulative Preferred Stock to enable it to meet the requirements of paragraph 5(a)(i) above, and, at the Corporation's discretion, such additional number of shares of Cumulative Preferred Stock in order that the "asset coverage" of a class of senior security which is stock, as defined in Section 18(h) of the 1940 Act, of the remaining outstanding shares of Cumulative Preferred Stock and any other Preferred Stock is up to 275%, and deposit with the Paying Agent Deposit Securities having an initial combined value sufficient to effect the redemption of the shares of Cumulative Preferred Stock to be redeemed, as contemplated by paragraph 3(a) of Article II hereof.

          Failure to  Maintain a  Portfolio  Calculation  At Least  Equal to the
          ----------------------------------------------------------------------
               Basic Maintenance Amount.
               ------------------------

          If a Portfolio Calculation for Moody's at least equal to the Basic Maintenance Amount is not maintained as provided in paragraph 5(a)(ii)(A) above and such failure is not cured by the related Basic Maintenance Amount Cure Date, the Corporation shall give a Notice of Redemption as described in paragraph 3 of
Article II hereof with respect to the redemption of a sufficient number of shares of Cumulative Preferred Stock to enable it to meet the requirements of paragraph 5(a)(ii)(A) above, and, at the Corporation's discretion, such additional number of shares of Cumulative Preferred Stock in order that the Portfolio Calculation exceeds the Basic Maintenance Amount of the remaining outstanding shares of Cumulative Preferred Stock and any other Preferred Stock by up to 10%, and deposit with the Paying Agent Deposit Securities having an initial combined value sufficient to effect the redemption of the shares of Cumulative Preferred Stock to be redeemed, as contemplated by paragraph 3(a) of
Article II hereof.

Status of Shares Called for Redemption.
--------------------------------------

          For purposes of determining whether the requirements of paragraphs 5(a)(i) and 5(a)(ii)(A) hereof are satisfied, (i) no share of the Cumulative Preferred Stock shall be deemed to be outstanding for purposes of any computation if, prior to or concurrently with such determination, sufficient Deposit Securities to pay the full Redemption Price for such share shall have been deposited in trust with the Paying Agent and the requisite Notice of Redemption shall have been given, and (ii) such Deposit Securities deposited with the Paying Agent shall not be included in determining whether the requirements of paragraphs 5(a)(i) and 5(a)(ii)(A) hereof are satisfied.

          6.  Certain Other Restrictions
              --------------------------

          (f) For so long as the Cumulative Preferred Stock is rated by Moody's, the Corporation will not, and will cause the Adviser not to, knowingly and willfully purchase or sell a portfolio security for the specific purpose of causing, and with the actual knowledge that the effect of such purchase or sale will be to cause, the Portfolio Calculation as of the date of the purchase or sale to be less than the Basic Maintenance Amount as of such date, (ii) in the event that, as of the immediately preceding Valuation Date, the Portfolio
Calculation exceeded the Basic Maintenance Amount by 5% or less, alter the composition of the Corporation's portfolio securities in a manner reasonably expected to reduce the Portfolio Calculation, unless the Corporation shall have confirmed that, after giving effect to such alteration, the Portfolio Calculation exceeded the Basic Maintenance Amount or (iii) declare or pay any dividend or other distribution on any shares of Common Stock or repurchase any shares of Common Stock, unless the Corporation shall have confirmed that, after giving effect to such declaration, other distribution or repurchase, the Corporation continues to satisfy the requirements of paragraph 5(a)(ii)(A) of
Article II hereof.

For so long as the Cumulative Preferred Stock is rated by Moody's, the Corporation shall not (a) acquire or otherwise invest in future contracts or
(ii) options on futures contracts,  (b) engage in reverse repurchase agreements,
(c) engage in short sales, (d) overdraw any bank account, (e) write options on portfolio securities other than call options on securities held in the Corporation's portfolio or that the Corporation has an immediate right to acquire through conversion or exchange of securities held in its portfolio, or
(f) borrow money, except for the purpose of clearing and/or settling transactions in portfolio securities (which borrowings shall under any circumstances be limited to the lesser of $10,000,000 and an amount equal to 5% of the Market Value of the Corporation's assets at the time of such borrowings and which borrowings shall be repaid within 60 days and not be extended or renewed), unless in any such case, the Corporation shall have received written confirmation from Moody's that such investment activity will not adversely affect Moody's then current rating of the Cumulative Preferred Stock. Furthermore, for so long as the Cumulative Preferred Stock is rated by Moody's, unless the Corporation shall have received the written confirmation from Moody's referred to in the preceding sentence, the Corporation may engage in the lending of its portfolio securities only in an amount of up to 5% of the Corporation's total assets, provided that the Corporation receives cash collateral for such loaned securities which is maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities and, if invested, is invested only in money market mutual funds meeting the requirements of Rule 2a-7 under the 1940 Act that maintain a constant $1.00 per share net asset value. In determining the Portfolio Calculation, the Corporation shall use the Moody's Discount Factor applicable to the loaned securities rather than the Moody's Discount Factor applicable to the collateral.

For so long as the Cumulative Preferred Stock is rated by Moody's, the Corporation shall not consolidate the Corporation with, merge the Corporation into, sell or otherwise transfer all or substantially all of the Corporation's assets to another entity or adopt a plan of liquidation of the Corporation, in each case without providing prior written notification to Moody's.

          7.  Termination of Rating Agency Provisions.
              ---------------------------------------

          (g) The Board of Directors may determine that it is not in the best interests of the Corporation to continue to comply with the provisions of paragraphs 5(a)(ii), 5(c) and 6 of Article II hereof with respect to Moody's, in which case the Corporation will no longer be required to comply with any of the provisions of paragraphs 5(a)(ii), 5(c) and 6 of Article II hereof with respect to Moody's, provided that the Corporation has given the Paying Agent, Moody's and holders of the Cumulative Preferred Stock at least 20 calendar days written notice of such termination of compliance, (ii) the Corporation is in compliance with the provisions of paragraphs 5(a)(i), 5(a)(ii), 5(c) and 6 of Article II hereof at the time the notice required in clause hereof is given and at the time of the termination of compliance with the provisions of paragraphs 5(a)(ii), 5(c) and 6 of Article II hereof with respect to Moody's, (iii) at the time the notice required in clause hereof is given and at the time of termination of compliance with the provisions of paragraphs 5(a)(ii), 5(c) and 6 of Article II hereof with respect to Moody's the Cumulative Preferred Stock is listed on the New York Stock Exchange or on another exchange registered with the Securities and Exchange Commission as a national securities exchange and (iv) at the time of termination of compliance with the provisions of paragraphs 5(a)(ii), 5(c) and 6 of Article II hereof with respect to Moody's, the cumulative cash dividend rate payable on a share of the Cumulative Preferred Stock pursuant to paragraph 1(a) of Article II hereof shall be increased by ____% per annum.

On the date that the notice is given in paragraph 7(a) above and on the date that compliance with the provisions of paragraphs 5(a)(ii), 5(c) and 6 of
Article II hereof with respect to Moody's is terminated, the Corporation shall provide the Paying Agent and Moody's with an Officers' Certificate as to the compliance with the provisions of paragraph 7(a) hereof, and the provisions of paragraphs 5(a)(ii), 5(c) and 6 of Article II hereof with respect to Moody's shall terminate on such later date and thereafter have no force or effect.

          8.  Limitation on Issuance of Additional Preferred Stock.
              ----------------------------------------------------

          So long as any shares of Cumulative Preferred Stock are outstanding, the Corporation may issue and sell additional shares of Cumulative Preferred Stock authorized hereby and/or shares of one or more other series of Preferred Stock constituting a series of a class of senior securities of the Corporation representing stock under Section 18 of the 1940 Act in addition to the shares of Cumulative Preferred Stock, provided that (i) immediately after giving effect to the issuance and sale of such additional Preferred Stock and to the Corporation's receipt and application of the proceeds thereof, the Corporation will maintain the Asset Coverage of the shares of Cumulative Preferred Stock and all other Preferred Stock of the Corporation then outstanding, and (ii) no such additional Preferred Stock shall have any preference or priority over any other Preferred Stock of the Corporation upon the distribution of the assets of the Corporation or in respect of the payment of dividends.

                                   ARTICLE III

       ABILITY OF BOARD OF DIRECTORS TO MODIFY THE ARTICLES SUPPLEMENTARY

          To the extent permitted by law, the Board of Directors, without the vote of the holders of the Cumulative Preferred Stock or any other capital stock of the Corporation, may amend the provisions of these Articles Supplementary to resolve any inconsistency or ambiguity or to remedy any formal defect so long as the amendment does not materially adversely affect any of the contract rights of holders of the Cumulative Preferred Stock or any other capital stock of the Corporation, as expressly set forth in the Charter, or, if the Corporation has not previously terminated compliance with the provisions hereof with respect to Moody's pursuant to paragraph 7 of Article II hereof, adversely affect the then current rating on the Cumulative Preferred Stock by Moody's.


          IN WITNESS WHEREOF, ROYCE VALUE TRUST, INC. has caused these presents to be signed in its name and on its behalf by a duly authorized officer, and its corporate seal to be hereunto affixed and attested by its Secretary, and the said officers of the Corporation further acknowledge said instrument to be the corporate act of the Corporation, and state that to the best of their knowledge, information and belief the matters and facts herein set forth with respect to approval are true in all material respects, all on _____________________, 1998.

                                     ROYCE VALUE TRUST, INC.

                                     By _____________________________
                                        Name:
                                        Title:

Attest:


____________________________
John E. Denneen
Secretary